UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2020

GRUBHUB INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36389	46-2908664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Washington Street, Suite 2100, Chicago, Illinois		60602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 585-7878

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRUB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2020, Grubhub Inc. (the “Company”) appointed Eric Ferguson as the Company’s Chief Operations Officer, effective immediately.

Mr. Ferguson, 40, joined the Company in 2018 as its Senior Vice President, Logistics. Prior to joining the Company, Mr. Ferguson served in various roles at Sears Holding Corporation from 2016 to 2018, including most recently serving as the Head of Supply Chain, Inventory Management and Product Sourcing.

There is no arrangement or understanding between Mr. Ferguson and any other persons pursuant to which Mr. Ferguson was appointed as Chief Operations Officer. There are no family relationships between Mr. Ferguson and any officer or director of the Company, and there are no related party transactions involving Mr. Ferguson that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRUBHUB INC.

Date: October 16, 2020	By:	/s/ Adam DeWitt
Adam DeWitt
President and Chief Financial Officer